SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2005

ENERSYS

(Exact name of registrant as specified in its charter)

Delaware	001-32253	23-3058564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

2366 Bernville Road, Reading, Pennsylvania	19605
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(610) 208-1991

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 16, 2005, EnerSys issued a press release discussing the Company’s third quarter results. The press release, attached as Exhibit 99.1 hereto and incorporated herein by reference, is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

Item 7.01	Regulation FD Disclosure.

On February 16, 2005, EnerSys issued a press release announcing that FIAMM, a private Italian company, and EnerSys have reached an agreement in principle whereby FIAMM will sell its motive power industrial battery business to EnerSys. The proposed transaction is contingent on the parties entering into a definitive agreement and the receipt of all required regulatory approvals. For additional information, reference is made to the press release, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The press release is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99.1	Press Release, dated February 16, 2005, of EnerSys regarding third quarter results.

99.2	Press Release, dated February 16, 2005, of EnerSys regarding the FIAMM transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERSYS

Dated: February 16, 2005	/s/ Michael T. Philion
Michael T. Philion
Executive Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

99.1	Press Release, dated February 16, 2005, of EnerSys regarding third quarter results.

99.2	Press Release, dated February 16, 2005, of EnerSys regarding the FIAMM transaction.